EXHIBIT 3.14

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CNL INCOME NORTHSTAR TRS CORP.

I, Holly Greer, being the Senior Vice President of CNL INCOME NORTHSTAR TRS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), pursuant to Section 242 of the Delaware Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended as follows:

1. Clause (a)(vi) of Article NINTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“(vi) It shall not commingle its funds or assets with the funds or assets of any other Person, except as may be contemplated by the Loan Documents or by written consent of Lender;”

2. The parenthetical in clause (a)(vii) of Article NINTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and replaced with the following:

“… (including guaranteeing any obligation, except as set forth in clause (a)(xi) of this Article NINTH below)…”

3. Clause (a)(ix) of Article NINTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to replace the word “It” in the beginning of such clause (a)(ix) of Article NINTH with the following language:

“(ix) Other than the Note Offering Documents (as defined herein) and the Loan Documents, it…”

4. Clause (a)(xi) of Article NINTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add the following proviso to the end of such clause (a)(xi) of Article NINTH:

“provided, however, that, for so long as any obligation or liability shall remain outstanding under any Note Offering Document, the Corporation shall be permitted, on a joint and several basis with certain of its Affiliates (the Corporation each such Affiliate, collectively, the “Guarantors”), to guarantee the Issuer’s (as defined herein) obligations under the Notes, the Exchange Notes and the Indenture (as each such term is defined herein) in accordance with, and subject to, the terms and provisions of the Notes, the Exchange Notes, the Indenture and any other applicable Note Offering Documents;”

5. Clause (a)(xix) of Article NINTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add the following language to the end of such clause (a)(xix) of Article NINTH:

“…, except as contemplated by the Loan Documents and by the Note Offering Documents;”

6. The following definitions are hereby added the end of Article NINTH of the Amended and Restated Certificate of Incorporation of the Corporation in the applicable alphabetical order:

““Exchange Notes” means those certain 7.25% Senior Notes due 2019 of the Issuer, identical in all material respects to the Notes, including the guarantees endorsed thereon, except for references to series and restrictive legends.

“Guarantees” means the Note Guarantees executed by the Guarantors pursuant to the Indenture.

“Indenture” means that certain Indenture among the Issuer, the Guarantors and the Trustee, dated as of the date of this Certificate of Amendment to Amended and Restated Certificate of Incorporation, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Initial Purchasers” means Jefferies & Company, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Securities, Inc., BB&T Capital Markets and Morgan Keegan & Company, Inc.

“Issuer” means CNL Lifestyle Properties, Inc., a Maryland corporation.

“Note Offering Document(s)” means, individually or collectively as the context requires, the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Guarantees, the Notes and the Exchange Notes, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Notes” means those certain $400,000,000 aggregate principal amount of 7.25% Senior Notes due 2019 issued by the Issuer pursuant to the Indenture.

“Purchase Agreement” means that certain Purchase Agreement among the Issuer, the Guarantors and the Representatives, dated as of March 31, 2011, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Registration Rights Agreement” means that certain Registration Rights Agreement among the Issuer, the Guarantors and the Initial Purchasers, dated as of the date of this Certificate of Amendment to Amended and Restated Certificate of Incorporation, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Representatives” means Jefferies & Company, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Trustee” means Wilmington Trust, FSB, or any successor trustee appointed pursuant to, and in accordance with, the terms and the provisions of the Indenture.”

SECOND: That the remaining provisions of the Amended and Restated Certificate of Incorporation of the Corporation shall remain in full force and effect.

THIRD: That this Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted by the sole stockholder and the Board of Directors of the Corporation by written consent in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

[Signature appears on the following page.]

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment to Amended and Restated Certificate of Incorporation this 4th day of April, 2011.

/S/ HOLLY GREER
Holly Greer, Senior Vice President